EXHIBIT 99.1

     Windrose Medical Properties Trust Reports Third Quarter 2003 Results

     Highlights:

     * Generated funds from operations (FFO) of $0.28 per share on a fully diluted basis compared to $0.14 in the second quarter 2003

     * Declared quarterly dividend of $0.22 per share, a 70% increase from the second quarter 2003

     * Closed $6.5 million medical office building acquisition on the Rush Copley Medical Center campus

     * Portfolio occupancy increased to 93.0%, up from 92.6% in the second quarter

    INDIANAPOLIS, Nov. 5 /PRNewswire-FirstCall/ -- Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, announced today third quarter financial results for the period ended September 30, 2003.
    For the third quarter, Windrose reported total rental revenues of $4,368,000 on a GAAP basis. Property operating expenses and property taxes were $643,000 and $263,000, respectively. Third quarter general and administrative expenses were $688,000. A third quarter non-cash gain on the interest rate swap of $127,000 reflects recent interest rate increases. Net income available for common shareholders for the period on a GAAP basis was $555,000, or $0.10 per diluted share. Funds from operations (FFO), comprised of net income plus depreciation and amortization from real estate, were $1,566,000, or $0.28 per diluted share. Funds available for distribution
(FAD), comprised primarily of FFO adjusted for straight-line rent and minority items, were $1,199,000.
    As previously announced, Windrose declared a third quarter 2003 dividend of $0.22 per share, an increase of 70% from the second quarter 2003 dividend of $0.13. The dividend is payable on November 20, 2003 to shareholders of record on November 7, 2003.
    "We are encouraged by our pipeline of property acquisitions and development projects. The acquisition we announced separately this afternoon is indicative of the "Class A" properties we are reviewing," commented Fred Klipsch, Chairman and Chief Executive Officer.
    "We are pleased with the quarterly rental revenue results, which represents the growth of our property portfolio and our improved occupancy rate, which was 93% at quarter end. Windrose recorded a full quarter of rental income from the MPA properties along with six weeks of rental income from the Rush-Copley acquisition," commented Fred Farrar, President and Chief Operating Officer.
    Windrose will host a conference call to discuss third quarter results on Thursday, November 6, 2003 at 10:00 a.m. Eastern Time (9:00 a.m. Central
Time). The conference call will be accessible by telephone and through the Internet. Telephone access is available by dialing (888) 841-5035 for domestic callers, and (973) 582-2830 for international callers. The reservation number for both is 4282913. Those interested in listening to the conference call should dial into the call approximately 10 minutes before the start time. A live webcast of the conference call will be available online at www.windrosempt.com. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com.
    In addition, a telephonic replay of the call will be available from November 6, 2003 -- November 20, 2003. The replay dial-in numbers are
(877) 519-4471 for domestic callers and (973) 341-3080 for international callers. Please use reservation code 282913. After the live webcast, the call will remain available on Windrose Medical Properties Trust's Web site, www.windrosempt.com, through December 6, 2003.

    About Windrose
    Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment diagnostic facilities, physician group practice clinics, ambulatory surgery centers, specialty hospitals, outpatient treatment centers and other healthcare related specialty properties.

    Safe Harbor
    Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of our lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.


                   Windrose Medical Properties Trust, Inc.
           Unaudited Condensed Consolidated Statement of Operations
         For the Periods Ending September 30, 2003, and June 30, 2003
                            (Dollars in Thousands)

                                               Three months      Three months
                                                   ended            ended
                                                 9/30/2003        6/30/2003
       RENTAL OPERATIONS

       Revenues
         Rent                                       $3,968           $2,799
         Recoveries from tenants                       400              296
           Total rental revenues                     4,368            3,095

       Operating expenses
         Property taxes                                263               99
         Property operating                            643              481
         Depreciation and
          amortization                               1,074              732
            Total operating expenses                 1,980            1,312

            Operating income from rental
             operations                              2,388            1,783

       SERVICE OPERATIONS (HADC)

       Revenues
         Development and project management fees       387              761

       Expenses
         Cost of sales and project costs               312              591
         General and administrative expenses           143              404
           Income (loss) from service operations       (68)            (234)

       GENERAL AND ADMINISTRATIVE EXPENSES
         Corporate and rental operations               688              695

         Operating income (loss)                     1,632              854

       OTHER INCOME (EXPENSE)
         Interest Income (expense)                  (1,168)            (674)
         Gain/(Loss) on interest rate swap             127              (75)
           Total other income (expense)             (1,041)            (749)

       Income Taxes                                      -                -

         Net income before subsidiary taxes and
          minority interest                            591              105

         Minority interest in income of common
          unit holders and other subsidiaries          (36)              (7)

           Net income available for common
            shareholders                              $555              $98

         Weighted average shares of common
          stock outstanding
           - Basic                                   5,692            5,692
           - Diluted                                 6,052            6,052

         Net income per common share
           - Basic and diluted                       $0.10            $0.02


                 Condensed Consolidated Financial Information
            Reconciliation of Net Income to Funds From Operations
         For the Periods Ending September 30, 2003 and June 30, 2003
                            (Dollars in Thousands)

                                              Three months      Three months
                                                  ended             ended
                                                9/30/2003         6/30/2003

       Funds from operations(1) (FFO):
         Net income                               $555               $98
         Add back (deduct):
           Lease commission amortization and
            depreciation expense                 1,074               732
           Minority interest share of
            depreciation and amortization          (63)              (46)
               Funds from operations (FFO)      $1,566              $784

           FFO per common share
             - Basic and diluted                 $0.28             $0.14


                   Windrose Medical Properties Trust, Inc.
                 Condensed Consolidated Financial Information
                   For the Period Ending September 30, 2003
                            (Dollars in Thousands)

                                                       Three months
                                                           ended
                                                         9/30/2003
       Funds available for distribution(2) (FAD)
         Funds from operations (FFO)                        $1,566
         Add back (deduct):
           Straight-line rent adjustment                      (294)
           Minority interest share of straight-line
            rent adjustment                                     24
           Rental income associated with above/below
            market leases                                       30
           Gain on interest rate swap                         (127)
           Funds available for distribution (FAD)           $1,199


                  Reconciliation of Net Income to Cash Flows
                         Used in Operating Activities

                                                       Three months
                                                           ended
                                                         9/30/2003

       Net income                                             $555

       Adjustments to reconcile net income
        to net cash provided by operating
        activities
         Depreciation and amortization                       1,074
         Rental Income associated with
         above/below market lease                               30
         Gain on interest rate swap                           (127)
         Amortization of deferred financing fees                41
         Amortization of fair value of debt                   (160)
         Minority interest in earnings                          36
         Increase (decrease) in cash due to
          changes in:
           Construction payables, net                          261
           Straight line rent receivable                      (294)
           Revenue earned in excess of billings                 (2)
           Billings in excess of revenues earned               (87)
           Receivables from tenants                           (168)
           Accounts payable and accrued expenses               165
           Other accrued revenues and expenses                (564)
             Cash flows provided by operating
              activities                                      $760


                Reconciliation of Cash Flows Used in Operating
             Activities to Funds Available for Distribution (FAD)

                                                       Three months
                                                           ended
                                                         9/30/2003

       Cash flows provided by operating
        activities                                            $760
         Add:
          Non-income Operating Cash Flows:
            Billings in excess of revenues earned               87
            Receivables from tenants                           168
            Other accrued revenues and expenses                564
            Revenues earned in excess of billings                2
            Amortization of fair value of debt                 160

         Deduct:
          Non-income
            Operating Cash Flows:
            Construction payables, net                        (261)
            Amortization of deferred financing fees            (41)
            Minority interest in earnings                      (36)
            Minority interest share of depreciation
             and amortization and straight line
             rental income                                     (39)
            Accounts Payable and Accrued Expenses             (165)

         Funds Available for Distribution                   $1,199


                   Windrose Medical Properties Trust, Inc.
                    Condensed Consolidated Balance Sheets
                            (Dollars in Thousands)


                                                9/30/2003      6/30/2003

    Cash and cash equivalents                      $1,368         $1,325
    Net real estate assets                        140,548        135,014
    Other assets                                    6,598          5,679
      Total assets                               $148,514       $142,018

    Secured Debt                                   84,344         77,549
    Payables and other
    liabilities                                     3,766          3,869
    Minority interest                               3,716          3,727
    Shareholders' equity                           56,688         56,873
      Total liabilities and
       shareholders' equity                      $148,514       $142,018

     (1) The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation and amortization expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. FFO should not be considered as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity. The White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures.

     (2) The Company's management considers funds available for distribution ("FAD") to be a useful liquidity measure because FAD provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures and distributions to shareholders and unit holders. The Company derives FAD by adjusting FFO for certain non-cash items.

    The Company's calculations of FFO and FAD may not be comparable to FFO and FAD reported by other real estate investment trusts ("REITs") due to the fact that not all REITs use the same definitions. FFO and FAD should not be considered as alternatives to net income as indicators of the Company's operating performance or alternatives to cash flows as measures of liquidity. FFO and FAD do not measure whether cash flow is sufficient to fund all of the Company's cash needs, including principal amortization, capital expenditures, and distributions to shareholders and unit holders. Additionally, FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by GAAP.


                               Property Summary

                                                          Third
                                 Total        Third     Quarter
                              Rentable      Quarter    2003 Net
    Property    Number of       Square         2003   Operating   Occupancy
        Type   Properties         Feet      Revenue      Income  Percentage

    Diagnostic
     Centers            4      160,855   $1,030,737  $1,025,953     100.00%

    Ambulatory
     Surgery
     Centers            2       53,338      563,766     475,773     100.00%

    Medical
     Office
     Buildings         11      507,091    2,773,568   1,960,288      90.11%

    TOTAL
     PORTFOLIO         17      721,284   $4,368,071  $3,462,014      93.00%


                      Lease Expiration Analysis by Year

                                                        Monthly     Percentage
                             Square                     Rental     of Monthly
     Year of      Number    Footage     Percentage     Revenue of     Rental
      Lease     of Leases  of Leases     of Total       Expiring      Revenue
    Expiration   Expiring   Expiring    Square Feet     Leases       Expiring

       2003        10        21,779        3.02%        $48,801        3.93%

       2004        35        91,413       12.67%        166,591       13.42%

       2005        34        90,142       12.50%        162,788       13.11%

       2006        22        77,124       10.69%        115,100        9.27%

       2007        14        41,048        5.69%         65,731        5.29%

       2008        11        22,800        3.16%         30,591        2.46%

       There-
       after       23       326,463       45.26%        652,182       52.52%

       Total       149      670,769       93.00%     $1,241,783      100.00%


     Contact:
     Windrose Medical Properties Trust
     Fred Farrar
     President and COO
     317 860-8213

     Investors/Media:
     The Ruth Group
     Stephanie Carrington/Greg Tiberend
     646 536-7017/7005
     scarrington@theruthgroup.com
     gtiberend@theruthgroup.com

SOURCE  Windrose Medical Properties Trust
    -0-                             11/05/2003
    /CONTACT: Fred Farrar, President and COO of Windrose Medical Properties Trust, +1-317-860-8213; or Investors/Media: The Ruth Group, Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Greg Tiberend, +1-646-536-7005, gtiberend@theruthgroup.com, for Windrose Medical Properties Trust/
    /Web site:  http://www.windrosempt.com /
    (WRS)

CO:  Windrose Medical Properties Trust
ST:  Indiana
IN:  FIN RLT
SU:  CCA ERN